                                                                 Exhibit 4.14(a)

                             STOCK OPTION AGREEMENT

        THIS AGREEMENT is made as of the 14 day of April, 1994 between DUSA PHARMACEUTICALS, INC., a corporation incorporated under the laws of the State of New Jersey (hereinafter referred to as the "Company") and RONALD L. CARROLL, who resides at 166 Otis Street, Hingham, Massachusetts 02043 (hereinafter referred to as the "Participant").

                                   WITNESSETH:

        WHEREAS, the Company granted on April 14, 1994 (the "Grant Date") to Lumenetics, Inc., a corporation incorporated under the laws of the State of Delaware, ("Lumenetics") stock options for 20,000 shares of the Company's common stock (the "Options"); and

        WHEREAS, Lumenetics has determined to assign its interest in the Options to Ronald L. Carroll and Scott Lundahl, the principal shareholders of Lumenetics; and

        WHEREAS, the Company has determined that it is in the Company's interest to acknowledge the assignment by Lumenetics of the Options to purchase shares of the Company's common stock ("Shares") on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions expressed herein, it is agreed by and between the parties as follows:

1.1     DEFINITIONS

        In this Agreement:

        "Board of Directors" means the board of directors of the Company;

        "Exercise Price" means U.S. $3.625;

        "Expiration Date" means 5:00 p.m. (Eastern Standard Time) on the later of the dates provided in Section 2.2;

        "Optioned Shares" means that number of Shares which are subject to the option granted by the Company to the Participant pursuant to this Agreement;

        "Services" means consulting or other services provided by the Participant to the Company; and

        "Shares" means shares of common stock, without par value, of the Company.

2.1     GRANT OF OPTION

        The Company hereby grants to the Participant an option to purchase, in accordance with the vesting rights outlined in Sections 2.6 and 2.7 hereof, up to 10,000 SHARES for an amount per Share equal to the Exercise Price, upon the terms and subject to the conditions herein contained.

2.2 Subject to Sections 2.6, 2.7 and 3.1 hereof, the Participant shall have the right, at any time prior to 5:00 p.m. (Eastern Standard Time) on the tenth (10th) anniversary date hereof, being April 14, 2004 (provided that if such day is not a day on which the Company is open for business then on the first following day on which the Company is open for business) to exercise this option for any number of the Optioned Shares up to the maximum number of Shares specified in Section 2.1 above.

2.3 The option may be exercised by the Participant or by his executors or personal representatives in the circumstances described in Section 4.1 by providing to the Company notice in writing in the form of Schedule A hereto setting out the number of Optioned Shares with respect to which the option is being exercised. The notice must be accompanied by a certified check, official bank cashier's check or money order in an amount equal to the Exercise Price multiplied by the number of Shares requested and a duly executed copy of this Agreement.

2.4 The Company shall cause its registrar and transfer agent to deliver to the Participant as soon as practicable after receipt of such notice and payment a certificate or certificates registered in the name of the Participant or as the Participant may direct for the number of Shares with respect to which the option is duly exercised.

2.5 Nothing contained in this Agreement or action taken pursuant hereto shall obligate the Participant to purchase and/or pay for, or the Company to issue, any Shares except those Optioned Shares with respect to which the Participant shall have duly exercised the option to purchase in accordance with this Agreement.

2.6 Subject to Section 2.7 hereof, the option granted hereunder shall vest in the following manner:

        (a) one-quarter of the option on the first anniversary of the day immediately preceding the date hereof, being April 13, 1995;

        (b) one-quarter of the option on the second anniversary of the day immediately preceding the date hereof, being April 13, 1996;

        (c) one-quarter of the option on the third anniversary of the day immediately preceding the date hereof, being April 13, 1997; and

        (d) one-quarter of the option on the fourth anniversary of the day immediately preceding the date hereof, being April 13, 1998;

        and, except as provided by Section 6.1, the Participant shall only be entitled to exercise this option in the amounts set out above and from and after the dates so specified.

2.7 Notwithstanding anything contained in Section 2.6 hereof, the option shall continue to vest only so long as the Participant continues to provide Services to the Company. Should the Participant cease to provide such Services ("Termination"), no further vesting of the option shall occur unless the Board of Directors determines otherwise and the provisions of Section 3.1 shall apply with respect to the exercise of the option to the extent that it has vested and has not yet been exercised.

3.1     EXPIRATION ON TERMINATION

        Subject to Section 4.1 hereof, upon Termination, such part of the option as is then vested but unexercised may be exercised by the Participant for a period of ninety (90) days after Termination or such later date as the Board of Directors may approve after which time this option shall expire; provided, however, that in no event may this option be exercised after the Expiration Date.

4.1     DEATH OR PERMANENT DISABILITY

        In the event that on or prior to the Expiration Date, the Participant dies or becomes totally and permanently disabled while providing Services to the Company, this option, to the extent then vested but unexercised, may be exercised by the Participant for a period up to six
        (6) months after the death or disability of the Participant; provided, however, that in no event may this option be exercised after the Expiration Date. Disability shall be defined as in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended. For the purposes of this provision only, reference to the Participant in this Agreement shall be construed as including the executors or personal representatives of a deceased Participant. In the event that this option is not exercised within the period of six (6) months set out above, this option shall expire.

5.1     SUBDIVISION, CONSOLIDATION OR REORGANIZATION

        (a) In the event of any subdivision, redivision or change of the Shares of the Company into a greater number of Shares at any time after the date of this Agreement and prior to the Expiration Date of this option, the Company shall deliver at the time of exercise of this option, but for the same aggregate consideration payable therefor, such additional number of Shares as the Participant would have been entitled to receive as a result of such subdivision, redivision or change if on the record date thereof the Participant had been the registered holder of the number of such Shares with respect to which the option is later exercised.

        (b) In the event of any consolidation or change of the Shares of the Company into a lesser number of Shares at any time after the date of this Agreement and prior to the expiration of this option, the Company shall deliver at the time of exercise of this option, but for the same aggregate consideration payable therefor, such reduced number of Shares, as the Participant would have been entitled to receive upon such consolidation or change if on the record date thereof the Participant had been the registered holder of the number of such Shares with respect to which the option is later exercised.

        (c) If at any time after the date of this Agreement and prior to the expiration of this option, the Shares shall be reclassified or reorganized, otherwise than as specified in Sections 5.1(a) and (b), the Participant shall be entitled to receive upon the exercise of this option and shall accept in lieu of the number of Shares then subscribed for, but for the same aggregate consideration payable therefor, the same aggregate number of shares of the appropriate class of shares that the Participant would have been entitled to receive as a result of such reclassification or other reorganization of Shares if on the record date thereof the Participant had been the registered holder of the number of such Shares with respect to which the option is later exercised.

6.1     TAKE-OVER BID

        If an offeror makes an offer to purchase 50% or more of the outstanding Shares to substantially all holders of the Shares or, if an insider of the Company makes an offer to purchase Shares to substantially all holders of the Shares, and the Board of Directors recommends acceptance of such offer to the shareholders of the Company and the offer price is greater than the Exercise Price, then this option, whether or not it has vested in whole or in part, shall become immediately exercisable. The Participant shall be bound to exercise this option and to tender the Optioned Shares issued upon exercise of this option into the offer upon receipt of notice from the Company if the Company provides an interest-free loan to the Participant in the amount of the Exercise Price for all of the Optioned Shares issuable upon exercise of this option, subject to the execution of a security agreement by the Participant in favor of the Company securing repayment of the loan.

7.1     NO ASSIGNMENT

        The Participant may not assign, transfer, pledge or hypothecate any of his rights hereunder in any way (whether by operation of law or otherwise) except by will or by the laws of succession on intestacy which may apply to the estate of the Participant upon his death. The option granted herein shall not be subject to execution, attachment or similar process. Upon any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the option granted herein, such option shall immediately become void.

8.1     GENERAL

        (a) Time shall be of the essence of this Agreement.

        (b) In this Agreement, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

        (c) All notices which may be or are required to be given by one party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first class or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery as follows:



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

        If to the Company:                  DUSA Pharmaceuticals, Inc.
                                            181 University Avenue, Suite 1208
                                            Toronto, ON M5H 3M7
                                            CANADA

                                            Attention:  Dr. D. Geoffrey Shulman

               with a copy to:              Nanette W. Mantell, Esq., Corporate Secretary
                                            Lane and Mantell
                                            991 Route 22 West
                                            PO Box 8539
                                            Somerville, NJ 08876
                                            U.S.A.

        If to the Participant:              at the address of the Participant from time to time in
                                            the records of the Company,

        or such other address as to which either party may from time to time notify the other as aforesaid.

9.1     RESTRICTIONS ON TRANSFER

        The Participant understands and acknowledges that the option and Shares underlying the option have not been registered and that they are subject to certain restrictions on transfer under the Securities Act of 1933 of the United States, as amended, (the "1933 Act"); such restrictions provide that the Shares may not be sold without registration or exemption from registration under the 1933 Act; and, for purposes of the Securities Act (Ontario) (the "Ontario Act"), the first trade of the Shares issued pursuant to the exercise of the option, other than a trade exempted by the Ontario Act, will be a distribution unless the Company has been a reporting issuer for at least twelve (12) months and the Company is not in default of any requirement of the Ontario Act, disclosure has been made to the Ontario Securities Commission of the exempt trade, no unusual effort is made to prepare the market or create a demand for the Shares, and no extraordinary commission or consideration is paid with respect to the trade, provided that such first trade is not from the holdings of a so-called "control block".



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


        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

Attest:                                 DUSA PHARMACEUTICALS, INC.

                                        a New Jersey corporation


s/Nanette W. Mantell                    By:  s/D. Geoffrey Shulman
------------------------------------        --------------------------------
Nanette W. Mantell, Secretary               Dr. D. Geoffrey Shulman, President


                                        PARTICIPANT


                                        s/ Ronald L. Carroll
                                        ------------------------------------
                                        Ronald L. Carroll

                                   SCHEDULE A

                                SUBSCRIPTION FORM

To:     The Secretary of DUSA Pharmaceuticals, Inc.

        Pursuant to the terms and subject to the conditions set forth in the
Stock Option Agreement (the "Agreement") dated         , between DUSA
Pharmaceuticals, Inc. and the undersigned, I hereby elect to purchase     shares
of Common Stock of DUSA Pharmaceuticals, Inc. I understand that such purchase is subject to all the terms and conditions of the Agreement. I request that the certificates for such shares of Common Stock shall be issued in the name of:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     (please print or type name and address)

and be delivered to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     (please print or type name and address)

        In full payment of the purchase price with respect to the Optioned Shares exercised, the undersigned hereby tenders payment of $___________ by certified check or official bank cashier's check or money order payable in Canadian currency to the order of DUSA Pharmaceuticals, Inc.

Dated:                          X
                                 -------------------------------------------
                                       (Signature)

                                       -------------------------------------
                                       Name (Please Print)

                                       -------------------------------------
                                       (Address)

                                       -------------------------------------
                                       Taxpayer Identification Number

                                                                 Exhibit 4.14(b)

                       NONQUALIFIED STOCK OPTION AGREEMENT

        AGREEMENT made and entered into as of the 13TH day of MARCH, 1997, by and between DUSA Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of New Jersey (the "Company"), and RONALD L. CARROLL, who resides at 166 Otis Street, Hingham, Massachusetts 02043 (the "Grantee").

        WHEREAS, the Company granted on March 13, 1997 (the "Grant Date") to Lumenetics, Inc., a corporation incorporated under the laws of the State of Delaware, ("Lumenetics") stock options for 100,000 shares of the Company's common stock (the "Options"); and

        WHEREAS, Lumenetics has determined to assign its interest in the Options to Ronald L. Carroll and Scott Lundahl, the principal shareholders of Lumenetics; and

        WHEREAS, the Company has determined that its interests will be advanced by acknowledging the assignment by Lumenetics of the Options.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                                    SECTION 1
                                      GRANT

        1.1 The Company hereby acknowledges the assignment to the Grantee of the right and option (the "Option") to purchase, in accordance with the vesting rights outlined in Sections 3.1 and 3.6 hereof, up to 50,000 shares of authorized but unissued Common Stock, without par value ("Common Stock"), of the Company on the terms and conditions herein set forth in this Agreement.

                                    SECTION 2
                                      PRICE

        2.1 The purchase price of the shares of Common Stock subject to this Option shall be the fair market value of the shares of Common Stock on the Grant Date ($6.125 per share)(the "Exercise Price").

                                    SECTION 3
                                WHEN EXERCISABLE

        3.1 The aggregate number of shares of Common Stock of the Company optioned by this Agreement (the "Optioned Shares") shall vest in the Grantee as follows:

               (a) 25% of the Option on the day of the grant, being March 13, 1997;

               (b) 25% of the Option on the second anniversary of the day of grant, being March 13, 1999;

               (c) 25% of the Option on the third anniversary of the day of the grant, being March 13, 2000;

               (d) 25% of the Option on the fourth anniversary of the day of the grant, being March 13, 2001; and

        and, except as provided by Sections 3.6 and 6.3 hereof, the Grantee shall only be entitled to exercise this Option, in whole or in part, in the amounts set out above and from and after the dates so specified.

        3.2 Subject to Sections 3.1 and 3.6 hereof, the Grantee shall have the right, at any time prior to 5:00 p.m. (Eastern Standard Time) on the date prior to the tenth anniversary date of the grant, being March 12, 2007, provided that if such day is not a day on which the Company is open for business then on the first following day on which the Company is open for business, to exercise this Option for any number of the Optioned Shares up to the maximum number of shares specified in Section 1.1 above.

        3.3 No less than one thousand (1,000) shares may be purchased upon any one exercise of the Option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option hereby granted is then exercisable.

        3.4 In no event shall any Option granted hereby be exercisable for a fractional share.

        3.5 From time to time, in its discretion, the Company's Stock Option Committee (the "Committee") may offer the Grantee the right to cancel any Option granted hereunder in exchange for such consideration as the Committee shall determine.

        3.6 Notwithstanding anything contained in Sections 1 and 3.1 hereof, the Option shall continue to vest in the Grantee as provided by the terms of Paragraph 3(d)(ii) of the Consulting and Development Agreement, dated October 14, 1997 (the "Consulting Agreement") between the Company and Lumenetics, which Consulting Agreement was subsequently partially terminated pursuant to a certain Partial Termination Agreement dated as of the February 25, 1999. The Board of Directors shall be entitled to determine if and when service to the Company has ceased with respect to the Grantee.

                                    SECTION 4
                                 HOW EXERCISABLE

        4.1 Subject to such administrative regulations as the Committee may from time to time adopt, the Grantee or beneficiary shall, in order to exercise this Option give to the Company at its principal office notice in writing in the form of Schedule A hereto setting out the number of Optioned Shares with respect to which the Option is being exercised. The notice must be accompanied by payment of a certified check, official bank cashier's check or money order in an amount equal to the Exercise Price multiplied by the number of shares requested and a duly executed copy of this Agreement. At the discretion of the Committee, the Grantee may pay all or a portion of the purchase price by tender of Common Stock or a combination of stock and cash or other means determined by the Committee.

        4.2 Any notice under this Section shall include an undertaking to furnish or execute such documents as the Committee in its discretion shall deem necessary (i) to evidence such exercise, in whole or in part, of the Option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and
               (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

        4.3 The Grantee agrees that all shares purchased by it under the Option will be acquired for investment, not distribution, and that any notice of exercise of the Option must be accompanied by a written representation to that effect, signed by the Grantee.

                                    SECTION 5
                              TERMINATION OF OPTION

        5.1 The Option granted hereby shall terminate and be of no force or effect upon the expiration of ten years from the date of the Grant unless terminated prior to such time as provided below.

        5.2 Any determination made by the Committee with respect to any matter referred to in this Section 5 shall be final and conclusive on all persons affected thereby. Service to the Company shall be deemed to include service to any subsidiary of the Company by the Grantee.

                                    SECTION 6
                              ADJUSTMENTS TO OPTION

        6.1 Subject to any required action by the Committee and shareholders, the number of shares provided for in the Option, and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from the payment of a share dividend, a share split or any transaction which is a "corporate transaction" (as defined in the Treasury regulations promulgated under Section 424 of the Code.

        6.2 Subject to any required action by the Committee and shareholders, if the Company shall be the surviving entity in any merger or consolidation, or after a consolidation of the Company and one or more entities in which the resulting entity is an independent entity, the Option shall pertain to and apply to the securities of the surviving entity in an amount that the board of directors of the surviving entity, at its sole discretion, determines to be equivalent, as nearly as practicable, to the nearest whole number and class of shares that were subject to the Option. These shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares for all purposes hereof. The aforesaid adjustments, when applicable, shall be made by the Committee, and the Committee's determination shall be final, binding and conclusive.

        6.3 In the event of a Change of Control (as defined below), any and all outstanding Options not fully vested shall automatically vest in full and shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur shall be the date of the occurrence of the Change of Control.

               A "Change of Control" shall be deemed to have taken place upon
               (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a part; or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period provided, however, that no "Change of Control" shall be deemed to have taken place if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors, affirmatively approve a resolution to such effect.

               Except as provided with respect to a Grantee in its stock option agreement or other controlling agreement between it and the Company, to the extent that the acceleration, exercisability or parachute payment attributable to the Option following a Change of Control would result in "excess parachute payments"(1) when the former are aggregated with other payments or benefits to the Grantee, such parachute payments or benefits provided to a Grantee under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. This reduction will only be made if it will cause the Grantee's net after-tax benefit to exceed the net after-tax benefit that would have existed if such reduction were not made. "Net after-tax benefit" shall be the sum of (i) all payments and benefits which a Grantee receives or is entitled to receive that would constitute a "parachute payment" under Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above,

-------------------
        (1) "Excess parachute payments" are defined in Section 280G of the Code and are determined by tax counsel of the Company.

               calculated at the maximum marginal income tax rate(2) for the year in which such payments and benefits shall be paid to the Grantee, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by
               Section 4999 of the Code.

        6.4 In the event of a change in the Company's shares which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of this Agreement.

        6.5 Except as herein before expressly provided in Paragraphs 6.1, 6.2, 6.3 and 6.4 of this Section 6, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation and any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect the Option, and no adjustment by reason thereof shall be made with respect to the number or price of the Company's shares subject to the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                    SECTION 7
                                    TRANSFER

        7.1 This Option shall not be transferable by the Grantee in any way. During the existence of the Grantee, the Option shall be exercisable only by it. Any other attempted assignment, transfer, pledge, hypothecation or other disposition of the Option shall be void and have no effect unless in accordance with the terms set forth herein.

                                    SECTION 8
                                WITHHOLDING TAXES

        8.1 The Company shall have the right to retain and withhold from any payment, under the Option granted, any amount that is to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Grantee, if it receives shares under a nonqualified stock option grant, to reimburse the Company for any taxes that are required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to

---------------------
        (2) "This rate is based on the rate for the year set forth in the Code at the time of the first payment to the participant.

               withhold from any other cash amounts due (or to become due) to the Grantee an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes, or the Company may retain and withhold a number of shares of Common Stock having a market value not less than the amount of such taxes and cancel (in whole or in part) any shares of Common Stock so withheld in order to reimburse the Company for any such taxes.

                                    SECTION 9
                            IMPACT ON OTHER BENEFITS

        9.1 The value of the Option (either on the date of grant of the Option or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

                                   SECTION 10
                                 ADMINISTRATION

        10.1 The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Grantee and any and all interested parties.

                                   SECTION 11
                       AGREEMENT TO CONTINUE IN EMPLOYMENT
                           OR SERVICE AS A CONSULTANT

        11.1 Nothing in this Agreement shall confer on a Grantee any right to continue in the employ of the Company or in the service of the Company as a consultant or interfere in any way with the right of the Company to terminate such consulting relationship at any time.

                                   SECTION 12
                                  AMENDMENT(S)

        12.1 This Agreement may not in any way be amended or terminated without the Grantee's written consent.

                                   SECTION 13
                                FORCE AND EFFECT

        13.1 The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

                                   SECTION 14
                         NOTICE OF DISPOSITION OF SHARES

        14.1 The Grantee agrees that if it should dispose of any shares of Common Stock acquired on the exercise of the Option, including a disposition by sale, exchange, gift or transfer of legal title within twelve (12) months of the date such shares are transferred to the Grantee, the Grantee will notify the Company promptly of such disposition.

                                   SECTION 15
                                     NOTICES

        15.1 All notices which may be or are required to be given by one party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first class or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery as follows:

               If to the Company:   DUSA Pharmaceuticals, Inc.
                                    181 University Avenue
                                    Suite 1208
                                    Toronto, ON M5H 3M7
                                    CANADA

                                    Attention:  Dr. D. Geoffrey Shulman

               If to the Grantee:   Ronald L. Carroll
                                    166 Otis Street
                                    Hingham, Massachusetts 02043

               or such other address as to which either party may from time to time notify the other as aforesaid.

                                   SECTION 16
                            RESTRICTIONS ON TRANSFER

        16.1 The Grantee understands and acknowledges that it is subject to certain restrictions on transfer under the Securities Act of 1933 of the United States, as amended, (the "1933 Act") of the shares issued pursuant to the exercise of the Option; such restrictions provide that the shares may not be sold without registration or exemption from registration under the 1933 Act.

                                   SECTION 17
                             REPORTING REQUIREMENTS

        17.1 The Grantee understands and acknowledges that it may be subject to certain reporting requirements upon its receipt and exercise of the Option, and in connection therewith, upon the receipt and exercise of the Option, the Grantee agrees to timely file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and any appropriate Canadian securities regulatory authorities, the appropriate documentation regarding his ownership of the Company's securities.

                                   SECTION 18
                                  GOVERNING LAW

        18.1 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

Attest:                                DUSA PHARMACEUTICALS, INC.,
                                       a New Jersey corporation


s/Nanette W. Mantell                   By:  s/D. Geoffrey Shulman
----------------------------------         -------------------------------
Nanette W. Mantell, Secretary              Dr. D. Geoffrey Shulman, President


                                       PARTICIPANT


                                       s/ Ronald L. Carroll
                                       -----------------------------------
                                       Ronald L. Carroll

                                   SCHEDULE A

                                SUBSCRIPTION FORM

To:     The Secretary of DUSA Pharmaceuticals, Inc.

        Pursuant to the terms and subject to the conditions set forth in the
Nonqualified Stock Option Agreement (the "Agreement") dated       , between DUSA
Pharmaceuticals, Inc. and the undersigned, and the Option granted to the
undersigned by such Agreement, I hereby elect to purchase           shares of
Common Stock of DUSA Pharmaceuticals, Inc. which were the subject of such Option. I understand that such purchase is subject to all the terms and conditions of the Agreement. I request that the certificates for such shares of Common Stock shall be issued in the name of:

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                     (please print or type name and address)

and be delivered to:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                     (please print or type name and address)

        The undersigned hereby represents and warrants to, and agrees with the Company as follows:

        (a) The shares are being purchased for the undersigned's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others, or to fractionalization in whole or in part and that the offering and sale of the shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act"). In furtherance thereof, the undersigned represents, warrants and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such shares and the undersigned will not sell, hypothecate, or otherwise transfer his shares except in accordance with the Act and applicable state securities laws or unless in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and such laws is available; and (ii) the Company is under no obligation to register the shares on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.

        (b) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

        In full payment of the purchase price with respect to the Option exercised, the undersigned hereby tenders payment of $___________ by certified check or official bank cashier's check or money order payable in Canadian or United States currency to the order of DUSA Pharmaceuticals, Inc.

Dated:                  X
                         --------------------------------------
                                       (Signature)

                                -------------------------------------
                                       Name (Please Print)

                                -------------------------------------
                                       (Address)

                                -------------------------------------
                                       Taxpayer Identification Number